EXHIBIT 99.1

FOR IMMEDIATE RELEASE                           Contact: Claire M. Chadwick, CFO
                                                         973-669-7366, ext. 267

                    PENNFED FINANCIAL SERVICES, INC. REPORTS
                    ----------------------------------------
                             FIRST QUARTER EARNINGS
                             ----------------------

         WEST ORANGE, NJ, October 26, 2006 - PennFed Financial Services, Inc. (NASDQ:PFSB), the $2.3 billion holding company for New Jersey-based Penn Federal Savings Bank, announced earnings for the first quarter ended September 30, 2006. Earnings for the current quarter were 17 cents per diluted share compared to earnings for the June 2006 quarter of 21 cents per diluted share.

         "With the prolonged flat and, at times, inverted yield curve, the Company, like many community banks, reported further net interest margin compression," said Joseph L. LaMonica, PennFed's President and Chief Executive Officer. The difficult interest rate environment and intense competition for loans and deposits contributed to a reduction in net interest margin. PennFed's net interest margin of 1.38% for the quarter ended September 30, 2006 reflected 18 basis points of compression from the June 2006 quarter. LaMonica stated that, "while we anticipate the margin will continue to be modestly pressured in the short term, stabilization of net interest margin should follow." LaMonica, however, cautioned that, "actual improvement in the margin would probably not begin to occur until the yield curve steepens."

         "At PennFed, we continue to focus on asset quality and expense management to somewhat mitigate the effects of a compressing margin," LaMonica stated.

                                     -more-
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PennFed 1Q-2007
Page 2

         By adhering to high credit standards, credit quality has not deteriorated. Non-performing assets of $2.1 million represented just 0.09% of total assets at September 30, 2006. Chargeoffs for the current quarter were insignificant.

         In addition to being recognized as a low risk lender, the Company has always been known as a low cost provider of financial services. For the fourth quarter in a row, the Company has maintained a ratio of non-interest expenses to average assets of approximately 1%.

         With a slowdown in one- to four-family loan demand, assets at September 30, 2006 reflected growth during the quarter of just over 1%. The Company's focus continues to emphasize the origination of home equity loans in addition to one- to four-family mortgage loans and commercial real estate loans.

         During the quarter ended September 30, 2006, total deposits increased $87 million. The shift in the mix of deposits continued as savings account customers moved funds to other higher yielding alternatives. LaMonica noted that, "the New Jersey deposit market is highly competitive. We have seen growth in CDs as customers seeking higher rates are moving their cash into higher interest-bearing time deposits. Nevertheless, the Company continually analyzes the alternative funding sources in the wholesale markets and is committed to utilize such funding when appropriate."

         PennFed stockholders of record as of November 10, 2006 will be paid a cash dividend of 7 cents per share on November 24, 2006. The Company's dividend policy will continue to be reviewed on a regular basis.

         Certain information provided in this press release excludes income and expense items which management believes should be excluded in order to provide investors with a clear understanding of the results of the Company's normal business operations. These items, which are included in the financial results prepared in accordance with U.S. Generally

                                     -more-
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PennFed 1Q-2007
Page 3

Accepted Accounting Principles (GAAP) but which are excluded from adjusted results, are described in a reconciliation table following this press release.

         Penn Federal Savings Bank maintains 24 New Jersey branch offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

         This release contains words or phrases, such as "will," "expect," "anticipate," "continue" and similar expressions, that are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic and competitive conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company's market area, the relationship of short-term interest rates to long-term interest rates, competition and terrorist acts that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

                                       ###

                           NOTE: SEE FINANCIAL TABLES

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


                                            PennFed Financial Services, Inc.
                                     (Holding Company for Penn Federal Savings Bank)
                                       Selected Consolidated Financial Information
                                    (dollars in thousands, except per share amounts)

                                                             September 30,            June 30,           September 30,
                                                                 2006                   2006                  2005
                                                            ---------------       ---------------       ---------------
Selected Financial Condition Data:
     Cash and cash equivalents                              $        18,645       $        16,614       $        17,838
     Investments, net                                               445,442               445,296               425,412
     Mortgage-backed securities, net                                 60,293                62,963                73,270
     Loans held for sale                                                285                   217                   937
     Loans receivable:
          One- to four-family mortgage loans                      1,317,415             1,302,230             1,195,924
          Commercial and multi-family real estate loans             170,807               172,600               165,882
          Consumer loans                                            219,840               204,446               156,894
          Allowance for loan losses                                  (5,865)               (5,888)               (5,916)
          Other, net                                                 10,804                10,619                 9,410
                                                            ---------------       ---------------       ---------------
     Loans receivable, net                                        1,713,001             1,684,007             1,522,194

     FHLB stock                                                      26,511                27,714                24,586
     Other assets                                                    70,085                69,699                59,450
                                                            ---------------       ---------------       ---------------
     Total assets                                           $     2,334,262       $     2,306,510       $     2,123,687
                                                            ===============       ===============       ===============

     Deposits:
          Checking and money market                         $       315,103       $       312,489       $       243,457
          Savings                                                   280,052               300,247               360,488
          Certificates of deposit and accrued interest              906,651               801,852               760,057
                                                            ---------------       ---------------       ---------------
     Total deposits                                               1,501,806             1,414,588             1,364,002

     FHLB advances                                                  465,000               465,465               425,465
     Other borrowings                                               179,164               240,193               148,134
     Junior subordinated debentures                                  42,138                42,126                42,093
     Other liabilities                                               21,772                20,717                18,123
     Stockholders' equity                                           124,382 (a)           123,421               125,870
                                                            ---------------       ---------------       ---------------
     Total liabilities and stockholders' equity             $     2,334,262       $     2,306,510       $     2,123,687
                                                            ===============       ===============       ===============

     Book value per share                                   $          9.69       $          9.59       $          9.53

     Equity to assets                                                  5.33%                 5.35%                 5.93%

Asset Quality Data:
     Non-performing loans                                   $         2,140       $         1,780       $         1,998
     Real estate owned, net                                               0                     0                   477
                                                            ---------------       ---------------       ---------------
     Total non-performing assets                            $         2,140       $         1,780       $         2,475
                                                            ===============       ===============       ===============

     Non-performing loans to total loans                               0.12%                 0.11%                 0.13%
     Non-performing assets to total assets                             0.09%                 0.08%                 0.12%
     Allowance for loan losses to non-performing loans               274.07%               330.79%               296.10%
     Allowance for loan losses to total gross loans                    0.34%                 0.35%                 0.39%

Regulatory Capital Ratios (of the Bank):
     Tangible capital ratio (requirement - 1.50%)                      7.17%                 7.33%                 8.02%
     Core capital ratio (requirement - 4.00%)                          7.17%                 7.33%                 8.02%
     Risk-based capital ratio (requirement - 8.00%)                   13.43%                13.81%                15.39%


(a) Common shares outstanding as of September 30, 2006 totaled 12,836,722 shares.


                                                 PennFed Financial Services, Inc.
                                          (Holding Company for Penn Federal Savings Bank)
                                            Selected Consolidated Financial Information
                                         (dollars in thousands, except per share amounts)

                                                                                For the three months ended
                                                        -------------------------------------------------------------------------
                                                         Sep. 30,        Jun. 30,        Mar. 31,        Dec. 31,       Sep. 30,
                                                           2006            2006            2006            2005           2005
                                                        -----------    -----------     -----------     -----------    -----------
Selected Operating Data:
   Interest and dividend income                         $    31,243    $    30,270     $    28,973     $    28,350    $    27,683
   Interest expense                                          23,715         21,814          19,762          18,715         17,491
                                                        -----------    -----------     -----------     -----------    -----------
        Net interest and dividend income                      7,528          8,456           9,211           9,635         10,192
   Provision for loan losses                                      0              0               0               0              0
                                                        -----------    -----------     -----------     -----------    -----------
   Net interest and dividend income
        after provision for loan losses                       7,528          8,456           9,211           9,635         10,192
   Non-interest income:
        Fees and service charges                                725            718             778             704          3,470
        Net gain (loss) from real estate owned                   22             (2)             (3)              2             (3)
        Net gain on sales of loans                                9              0               0              21            122
        Income on Bank Owned Life Insurance                     298            293             239             219            216
        Other                                                   418            204             201             153            181
                                                        -----------    -----------     -----------     -----------    -----------
        Total non-interest income                             1,472          1,213           1,215           1,099          3,986
   Non-interest expenses:
        Compensation & employee benefits                      2,990          2,742           3,134           3,067          3,259
        Net occupancy expense                                   587            583             664             594            585
        Equipment                                               593            534             530             538            971
        Advertising                                             120            170             168             165            134
        Federal deposit insurance premium                        43             43              45              45             42
        Extinguishment of debt                                    0              0               0               0          1,351
        Other                                                 1,252          1,325           1,119             979          1,411
                                                        -----------    -----------     -----------     -----------    -----------
        Total non-interest expenses                           5,585          5,397           5,660           5,388          7,753
                                                        -----------    -----------     -----------     -----------    -----------
   Income before income taxes                                 3,415          4,272           4,766           5,346          6,425
   Income tax expense                                         1,151          1,509           1,717           1,892          2,293
                                                        -----------    -----------     -----------     -----------    -----------
   Net income                                           $     2,264    $     2,763     $     3,049     $     3,454    $     4,132
                                                        ===========    ===========     ===========     ===========    ===========

   Weighted avg. no. of diluted common shares            13,177,415     13,241,182      13,349,234      13,509,140     13,700,349
   Diluted earnings per common share                    $      0.17    $      0.21     $      0.23     $      0.26    $      0.30

   Return on average common equity (a)                         7.32%          8.97%           9.87%          11.09%         13.12%

   Return on average assets (a)                                0.39%          0.49%           0.56%           0.65%          0.79%

   Average total assets                                 $ 2,316,308    $ 2,267,507     $ 2,184,365     $ 2,137,449    $ 2,087,261

   Average earning assets                               $ 2,237,635    $ 2,188,499     $ 2,111,183     $ 2,066,915    $ 2,017,484

   Yield on average interest-earning assets                    5.56%          5.53%           5.51%           5.46%          5.47%
   Cost of average deposits and borrowings                     4.31%          4.09%           3.90%           3.70%          3.55%
                                                        -----------    -----------     -----------     -----------    -----------
   Net interest rate spread                                    1.25%          1.44%           1.61%           1.76%          1.92%
                                                        ===========    ===========     ===========     ===========    ===========

   Net interest margin                                         1.38%          1.56%           1.74%           1.89%          2.05%

   Non-interest exp. as a % of avg. assets (a)                 0.96%          0.95%           1.04%           1.01%          1.49%
   Efficiency ratio                                           62.21%         55.81%          54.27%          50.20%         54.67%

   Loan originations and purchases:
        One- to four-family mortgage loans              $    53,628    $    84,925     $    64,637     $    73,061    $   118,229
        Commercial and multi-family real estate loans         3,188         12,353           7,005          14,387          8,315
        Consumer loans                                       33,271         36,472          36,791          27,996         30,470
                                                        -----------    -----------     -----------     -----------    -----------
        Total loan originations and purchases           $    90,087    $   133,750     $   108,433     $   115,444    $   157,014
                                                        ===========    ===========     ===========     ===========    ===========

(a) - Annualized.


                                             PennFed Financial Services, Inc.
                                      (Holding Company for Penn Federal Savings Bank)
                                        Selected Consolidated Financial Information
                                     (dollars in thousands, except per share amounts)


                                            CALCULATION OF ADJUSTED NET INCOME
                                            ----------------------------------

                                                                        For the three months ended
                                              ----------------------------------------------------------------------------
                                                Sep. 30,        Jun. 30,        Mar. 31,        Dec. 31,         Sep. 30,
                                                  2006            2006            2006            2005            2005
                                              ------------    ------------    ------------    ------------    ------------
Reported net income                           $      2,264    $      2,763    $      3,049    $      3,454    $      4,132

Adjustments:
     Commercial loan prepayment
       premium                                           0               0               0               0          (2,688)
     Prepayment penalty on FHLB
       advances                                          0               0               0               0           1,351
     Acceleration of depreciation on branch
       automation system software                        0               0               0               0             372
     Increase in obligation under certain
       long-term benefit plans                           0               0               0               0             259
     Net tax effect                                      0               0               0               0             247
                                              ------------    ------------    ------------    ------------    ------------
     Adjustments, net of taxes                           0               0               0               0            (459)

                                              ------------    ------------    ------------    ------------    ------------
"Adjusted" net income                         $      2,264    $      2,763    $      3,049    $      3,454    $      3,673
                                              ============    ============    ============    ============    ============

Weighted avg. no. of diluted common shares      13,177,415      13,241,182      13,349,234      13,509,140      13,700,349
Diluted earnings per common share             $       0.17    $       0.21    $       0.23    $       0.26    $       0.27

Return on average common equity (a)                   7.32%           8.97%           9.87%          11.09%          11.66%

Return on average assets (a)                          0.39%           0.49%           0.56%           0.65%           0.70%

Non-interest exp. as a % of avg. assets (a)           0.96%           0.95%           1.04%           1.01%           1.11%
Efficiency ratio                                     62.21%          55.81%          54.27%          50.20%          50.21%


(a) - Annualized.